Exhibit 23.12

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the current Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241, 333-277101 and 333-284755) and Form S-3 (File Nos. 333- 273195, 333- 269029 and 333-280018) and future Registration Statements (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

Met Engineering, LLC is an author of the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (the “Expert Report”) originally prepared for Ivanhoe Electric Inc.

Met Engineering, LLC understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). Met Engineering, LLC further understands that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. Met Engineering, LLC further understands that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. Met Engineering, LLC has been provided with a copy of the Form 10-K and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements Met Engineering, LLC does hereby consent to:

•	•
•the use of, and references to, its name, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by Met Engineering, LLC, that Met Engineering, LLC supervised the preparation of and/or that Met Engineering, LLC has reviewed and approved.

Met Engineering, LLC also confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 23, 2026

By:	/s/ Met Engineering, LLC
     Met Engineering, LLC